Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
ENTERPRISE FINANCIAL SERVICES CORP
(a Delaware corporation)

ARTICLE 1
DEFINITIONS
As used in these Bylaws, unless the context otherwise requires, the term:
1.1“Assistant Secretary” means an Assistant Secretary of the Corporation.
1.2“Assistant Treasurer” means an Assistant Treasurer of the Corporation.
1.3“Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 under the Exchange Act, and shall be determined in accordance with such rule.
1.4~~1.3~~ “Board” means the Board of Directors of the Corporation.
1.5~~1.4~~ “Bylaws” means ~~the Initial bylaws~~these Amended and Restated Bylaws of the Corporation; as amended from time to time.
1.6~~1.5~~ “Certificate of Incorporation” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.
1.7“Chairman of the Board” means the chairman of the Board
1.8“Change of Control” means the occurrence of any of the following: (w) any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (x) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or the liquidation or dissolution of the Corporation or (y) individuals who would constitute a majority of the members of the Board elected at any meeting of stockholders or by written consent (without regard to any members of the Board elected pursuant to the terms of any series of preferred stock of the Corporation) shall be elected to the Board and the election or the nomination for election by the stockholders of such Directors was not approved by a vote of at least two-thirds of the Directors in office immediately prior to such election.
1.9“Chief Executive Officer” means the chief executive officer of the Corporation.
1.10~~1.6~~ “Corporation” means Enterprise Financial Services Corp, a Delaware corporation.
1.11~~1.7~~ “Directors” means directors of the Corporation.
1.12“Disinterested Director” means a Director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Indemnitee.
1.13“Exchange Act” means Securities Exchange Act of 1934, as amended, and inclusive of the rules and regulations thereunder.
1.14~~1.8~~ “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.
1.15~~1.9~~ “~~Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.~~Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under Article 8.
~~1.10~~
1.16“President” means the ~~President of the Corporation.~~
~~1.11    “Secretary” means the Secretary of the Corporation.~~president of the Corporation.

1.17“Proposing Person” means (i) the stockholder delivering the Stockholder’s Notice (defined in to Section 2.5.3(A) below), (ii) the Beneficial Owner, if any, on whose behalf the nomination or proposal is made, (iii) any affiliate of such Beneficial Owner or stockholder and (iv) any other person with whom such stockholder or Beneficial Owner (or any of their respective affiliates) is acting in concert.
1.18“Public Disclosure” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
1.19“Qualified Representative” means, as to a stockholder, a person who (i) is a duly authorized officer, manager or partner of such stockholder or (ii) is authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at a meeting of stockholders and produces such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
1.20“Record Date,” with respect to determining (i) the stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, (ii) the stockholders entitled to consent to corporate action in writing without a meeting, or (iii) the stockholders entitled to receive payment of any dividend, or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other decision or lawful action, means a record date determined in accordance with Section 2.7 or Section 2.17 of these Bylaws, as applicable.
1.21~~1.12~~ “~~Stockholders~~Secretary” means ~~stockholders~~the secretary of the Corporation.
1.22~~1.13~~ “Total ~~number~~Number of ~~directors~~Directors” means the total number of ~~directors~~Directors of the Corporation determined in accordance with Section 141 (~~1~~b) of the General Corporation Law and Section 3.2 of ~~the~~these Bylaws.
1.23~~1.14~~ “Treasurer” means the ~~Treasurer~~treasurer of the Corporation.
1.24“Vice Chairman of the Board” means the vice chairman of the Board.
1.25~~1.15~~ “Vice President” means a ~~Vice President~~vice president of the Corporation.
1.26~~1.16~~ “Whole Board” means the ~~total number of directors~~Total Number of Directors of the Corporation.

ARTICLE 2
STOCKHOLDERS
2.1Time and Place of Meeting. All meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, within or without the states of Delaware or Missouri, or solely by means of remote communication, as shall be designated from time to time by the Board ~~of Directors~~and stated in the notice of the meeting or in a duly executed waiver of notice thereof. In the absence of any such designation by the Board ~~of Directors~~, each such meeting shall be held at the principal office of the Corporation.
2.2Annual Meetings. An annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board, for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.
~~. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors, which date shall be within 13 months of the last annual meeting of stockholders.~~
2.3Special Meetings.
2.3.1Call of Special Meeting. A special meeting of stockholders, unless otherwise prescribed by statute or by the Certificate of Incorporation, and subject to the rights of holders of any class or series of stock of the Corporation that may be authorized, issued and outstanding, may be called only (i) by the Chairman of the Board, (ii) by the Chief Executive Officer, (iii) by the Board, pursuant to a resolution approved by a majority of the Whole Board; or (iv) solely to the extent required by Section 2.3.2, by the Secretary.
2.3.2Stockholder Requested Special Meetings.
(A)A special meeting of stockholders shall be called by the Secretary upon the written request or requests (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”) of the holders of record of not less than fifty percent (50%) of the voting power of all capital stock issued and outstanding and entitled to vote (the “Requisite Percent”), subject to this Section 2.3.2 and all other applicable sections of these Bylaws (a “Requested Special Meeting”). The Secretary shall determine in good faith whether all requirements set forth in these

Bylaws relating to a Requested Special Meeting have been satisfied and such determination shall be binding on the Corporation and its stockholders. For purposes of this Section 2.3, the term “Requesting Person” means (i) each stockholder making a Special Meeting Request, (ii) the Beneficial Owner or Owners, if different, on whose behalf such request is made, (iii) any affiliate of such Beneficial Owner or stockholder and (iv) any other person with whom such stockholder or Beneficial Owner (or any of their respective affiliates) is acting in concert.
(B)A Special Meeting Request shall be delivered by registered U.S. mail, return receipt requested or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the Corporation. To be valid, a Special Meeting Request or Special Meeting Requests must be signed and dated by stockholders (or their duly authorized agents) representing the Requisite Percent and shall include:
(i)a statement of the specific purpose(s) of the special meeting;
(ii)the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the special meeting;
(iii)all information that would be required in a Stockholder’s Notice pursuant to Section 2.5.3(A) of these Bylaws, except that for the purposes of this Section 2.3, the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.5.3(A);
(iv)documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request(s) are delivered to the Secretary; provided, however, that if the stockholders of record making the request are not the Beneficial Owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary within ten days after the date on which the Special Meeting Request(s) are delivered to the Secretary) (A) that the Beneficial Owners on whose behalf the Special Meeting Request(s) are made Beneficially Own the Requisite Percent as of the date on which such Special Meeting Request(s) are delivered to the Secretary and (B) that such stockholders of record are authorized to make the Special Meeting Request(s) on behalf of such Beneficial Owners;
(v)an agreement by the requesting stockholder(s) and the Beneficial Owner(s), if any, on whose behalf the Special Meeting Request(s) are being made, to notify the Corporation immediately in the case of any disposition of shares of capital stock of the Corporation owned of record prior to the Record Date for the Requested Special Meeting; and
(vi)an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached or is maintained.
In addition, the stockholder(s) requesting a special meeting of stockholders and the Beneficial Owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the Corporation.
(C)In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (i) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board, the “Meeting Purpose”), and (ii) has been dated and delivered to the Secretary within 60 days of the earliest dated of such Special Meeting Requests. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the Company is referred to herein as the “Special Meeting Request Receipt Date.”
(D)Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided that, if following such revocation (or any deemed revocation pursuant to Section 2.3.2(B)(vi) of these Bylaws), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting and the Board may, in its discretion, cancel such meeting.
(E)A Special Meeting Request shall not be valid, and the Stockholder Requested Special Meeting shall not be held if:
(i)the Requesting Person(s) do not comply with the requirements of this Section 2.3.2;

(ii)the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law and these Bylaws;
(iii)the Special Meeting Request Receipt Date is during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (x) date of the next annual meeting and (y) 30 days after the first anniversary date of the previous annual meeting;
(iv)an identical or substantially similar item (as determined in good faith by the Board, a “Similar Meeting Item”) was presented at a meeting of the stockholders held not more than 120 days before the Special Meeting Request Receipt Date (for purposes of this clause (iv), removal of Directors shall be deemed to be a Similar Meeting Item with respect to all items of business involving the nomination, election or removal of Directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of Directors);
(v)a Similar Meeting Item is included in the Corporation’s notice of an annual or special meeting as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within 120 days of the Special Meeting Request Receipt Date; or
(vi)the Special Meeting Request(s) was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.
(F)~~2.2.1 Business to be Conducted at Annual Meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors (or any duly organized committee thereof), or (iii) by any stockholder of the Corporation who is a stockholder of record on the date of giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such meeting and who has complied with the notice procedures set forth in this Bylaw.~~A Requested Special Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the Requested Special Meeting shall be called for a date not more than 90 days after the Special Meeting Request Receipt Date. The Corporation will provide each stockholder making a Special Meeting Request with notice of the Record Date for the determination of stockholders entitled to vote at the Requested Special Meeting.
~~2.2.2    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice in proper written form to the Secretary which notice is not withdrawn by such stockholder at or prior to such annual meeting.~~
(G)A Special Meeting Request shall be updated and supplemented, if necessary, so that the information required therein shall be true and correct as of the Record Date for notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the Record Date for notice of the meeting in the case of the update and supplement required to be made as of such Record Date, and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.
2.4Order of Business.
2.4.1Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting, as follows:
(A)For nominations and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by the Board or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with Section 2.4.1(B) of these Bylaws.
(B)For nominations of persons for election to the Board or proposals of other business to be properly requested by a stockholder to be brought before an annual meeting, a stockholder must (i) comply with the procedures set forth in Section 2.5 of these Bylaws as to such business or nomination, (ii) be a stockholder of record at the time of giving of notice of such annual meeting by the Board and at the time of the annual meeting, and (iii) be entitled to vote at such annual meeting. The immediately preceding sentence shall be the exclusive means for a stockholder to bring nominations or other business proposals (other than proposals properly made under Rule 14a-8 under the Exchange Act) before an annual meeting of stockholders.
2.4.2Special Meetings of Stockholders. At any special meeting of the stockholders, only such nominations of persons for election to the Board shall be made, and only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting, as follows:
(A)For nominations and proposals of other business to be properly brought before a special meeting, nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the special meeting by the Board or (iii) otherwise properly requested to be brought before the special meeting by a stockholder of the Corporation in accordance with Section 2.4.2(B) of these Bylaws.
(B)For nominations of persons for election to the Board to be properly requested by a stockholder to be brought before a special meeting (i) the special meeting must be called pursuant to Section 2.3.1(i), (ii) or (iii) of these Bylaws, (ii) the Corporation’s notice of meeting must provide that Directors shall be elected at such special meeting and (iii) a stockholder must (I) comply with the procedures set forth in Section 2.5 of these Bylaws as to such nomination, (II) be a stockholder of record at the time of giving of notice of such special meeting by the Board and at the time of the special meeting, and (III) be entitled to vote at such special meeting. If at any time there are no Directors then in office, the Corporation shall call a special meeting of stockholders for the purpose of electing Directors pursuant to Section 2.3.1(ii) of these Bylaws.
(C)Without limiting the foregoing, business transacted at any Requested Special Meeting shall be limited to (i) the Meeting Purpose stated in the valid Special Meeting Request(s) received from the Requisite Percent of stockholders and (ii) any additional matters that the Board determines to include in the Corporation’s notice of the meeting.
2.4.3General. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.
2.4.4Appearance. Notwithstanding anything to the contrary in these Bylaws, (i) unless otherwise required by law, if a stockholder (or Qualified Representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present the business proposal or nomination requested to be brought before the meeting by such stockholder pursuant to Section 2.5 of these Bylaws, and (ii) in the case of a Requested Special Meeting, if none of the stockholders who submitted the Special Meeting Request appears or sends a Qualified Representative to present the matters for consideration that were specified in the Special Meeting Request, any such nomination, business proposal or matters shall be disregarded and not brought before or presented for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
2.5Advance Notice of Stockholder Business and Nominations.
2.5.1~~2.2.3 To be timely, a stockholder’s notice to the Secretary must be delivered or mailed to and received by~~Annual Meeting of Stockholders. For any nominations or any proposal of other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4.1 of these Bylaws, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a Stockholder’s Notice shall be delivered to the Secretary at the principal executive offices of the Corporation not ~~less than ninety days nor more than one hundred twenty days~~earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting~~.~~; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely delivered, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. No adjournment or postponement of an annual meeting, or the public announcement thereof, shall commence a new time period for the giving of notice as described above, unless required by applicable law.

2.5.2Special Meeting of Stockholders. In the event of a properly called special meeting of stockholders for the purpose of electing one or more Directors to the Board, for any nomination of any person(s) for election to such position(s) to be properly brought before such special meeting by a stockholder pursuant to Section 2.4.2 of these Bylaws, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary. To be timely, a Stockholder’s Notice (including the completed and signed questionnaire, representation and agreement required by Section 2.6 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. No adjournment or postponement of a special meeting, or the public announcement thereof, shall commence a new time period for the giving of notice as described above, unless required by applicable law.
2.5.3Disclosure Requirements.
(A)To be in proper form for purposes of these Bylaws, a stockholder’s notice (whether given pursuant to Section 2.5.1 or 2.5.2) to the Secretary (a “Stockholder’s Notice”) shall set forth the following information.
i.As to each Proposing Person (as defined below), the Stockholder’s Notice shall set forth (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or Beneficially Owned by such Proposing Person, except that such Proposing Person shall in all events be deemed to Beneficially Own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire Beneficial Ownership at any time in the future.
ii.In addition, the Stockholder’s Notice shall set forth, as to each Proposing Person, (1) an accurate and complete description of any agreement, arrangement or understanding (including, regardless of form of settlement, any derivative, long or short positions, profits interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create exposure to or mitigate loss from, manage risk of or benefit from share price changes for, or increase or decrease the voting power of, any such Proposing Person with respect to the Corporation’s securities (collectively, “Derivative Instruments”); (2) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any class or series of shares of the Corporation; (3) any rights to dividends on the shares of the Corporation Beneficially Owned by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (4) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, Beneficially Owns an interest in a general partner of such general or limited partnership; (5) any performance-related fees (other than an asset-based fee) that any such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments; (6) any direct or indirect interest of such Proposing Person in the Corporation or any affiliate of the Corporation, or in any contract with the Corporation or with any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies by such Proposing Person for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act; (8) as to the stockholder delivering such notice, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, intends to continuously hold such stock of the Corporation through such meeting and intends to appear in person or by a Qualified Representative at the meeting to propose such business or nomination; and (9) a representation as to whether such Proposing Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination; provided, however, disclosures pursuant to the foregoing clauses (1) through (9) shall not be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the Stockholder’s Notice on behalf of a Beneficial Owner.

(B)~~2.2.4 To be in proper written form, such stockholder’s notice must~~If Stockholder’s Notice relates to any business other than a nomination of a Director or Directors that the stockholder proposes to bring before the meeting, a Stockholder’s Notice must, in addition to the matters set forth in paragraphs (A)(i) and (A)(ii) above, also set forth as to each ~~matter~~item of business that the stockholder proposes to bring before the annual meeting ~~(i~~, (1) a brief description of the business desired to be brought before the ~~annual~~ meeting ~~and~~, the reasons for conducting such business at ~~such meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and the number of shares of the Corporation’s stock which are beneficially owned by the stockholder, and the beneficial owner, if any, on whose behalf the proposal is made; (iv)~~the meeting and any material interest of ~~the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting~~any Proposing Person in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and (3) an accurate and complete description of all proxies, contracts, agreements, arrangements, relationships or understandings between or among any Proposing Persons, or any Proposing Person and any other person or persons (including their names), in connection with the proposal of such business.
(C)If the Stockholder’s Notice relates to the stockholder’s proposed nomination of one or more persons for election or reelection to the Board (each, a “Prospective Nominee”), then in addition to the matters set forth in paragraphs (A)(i) and (A)(ii) above, a stockholder’s notice must also set forth, as to each Prospective Nominee: (1) all information with respect to such Prospective Nominee that would be required to be set forth in a stockholder’s notice pursuant to paragraphs (A)(i) and (A)(ii) if such Prospective Nominee were the stockholder giving such stockholder’s notice, (2) all information relating to such Prospective Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (3) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person(s), on the one hand, and any of such Prospective Nominee, his or her affiliates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the Proposing Person were the “registrant” for purposes of such rule and the Prospective Nominee were a Director or executive officer of such registrant, and (4) a completed and signed questionnaire, representation and agreement as provided in Section 2.6.
(D)~~2.2.5 Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Bylaw. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Bylaw; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.~~Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.4 of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if applicable, or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, if applicable, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of Director or Directors or any other business proposal.
~~2.3    Special Meetings~~
~~. A special meeting of stockholders, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board, the President, the Board of Directors acting pursuant to a resolution adopted by a majority of~~

~~the Board or upon written request of the holders of at least 50% of all of the issued and outstanding shares entitled to vote, provided they shall make written application to the Secretary stating the time, place, and purpose or purposes, and the Secretary shall thereupon call the meeting and issue notice as herein provided. Such request for a special meeting shall state the purpose or purposes of the proposed meeting, and at such special meeting only such matters as shall be specified in the call therefor shall be considered.~~
(E)A Stockholder’s Notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the Record Date for notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the Record Date for notice of the meeting in the case of the update and supplement required to be made as of such Record Date, and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.
2.6Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director of the Corporation, the prospective nominee (whether nominated by or at the direction of the Board or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of a Stockholder’s Notice under Section 2.5) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire (which questionnaire shall be provided by the Secretary upon written request) which accurately and completely provides such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Corporation, including without limitation (i) all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, (ii) all information required to determine the eligibility of such proposed nominee to serve as a Director of the Corporation, to serve as an independent Director of the Corporation or to serve on each committee of the Board and (iii) such other information as may be reasonably required by the Corporation. The prospective nominee must also provide (in accordance with any applicable time periods prescribed for delivery of a Stockholder’s Notice under Section 2.5) a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been fully disclosed to the Corporation; and (B) would be in compliance if elected as a Director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. For purposes of this Section 2.6, a “nominee” shall include any person being considered to fill a vacancy on the Board.
2.7~~2.4~~ Fixing Meeting Record Date. ~~For the purpose of determining~~In order that the Corporation may identify the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof ~~or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders~~, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock~~,~~ or for the purpose of any other decision or lawful action, the Board may fix ~~in advance a date as the record date for any such~~a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board and which Record Date: (i) in the case of determination of stockholders~~. Such date shall not be more than sixty nor~~ entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be less than ~~ten~~10 days nor more than 60 days before the date of such meeting~~, nor~~; and (ii) in the case of any other action (other than a Record Date for determining stockholders entitled to express consent to corporate action without a meeting), shall not be more than sixty (60) days prior to any other action. If no ~~such record date is fixed:~~Record Date is fixed: (I) the Record Date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (II) the Record Date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. The Record Date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be determined pursuant to Section 2.17 of these Bylaws. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.7, such determination shall apply to any adjournment thereof, unless the Board fixes a new Record Date for the adjourned meeting.
~~2.4.1    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;~~
~~2.4.2    The record date for determining stockholders entitled to express consent to corporation action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed;~~
~~2.4.3    The record date for determining stockholders for any purpose other than those specified in Section 2.4.1 and 2.4.2 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.~~
~~When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.~~
2.8~~2.5~~ Notice of Meetings of Stockholders. Except as otherwise provided in Sections ~~2.4~~2.7 and ~~2.6~~2.9 of the Bylaws, whenever under the General Corporation Law or the Certificate of Incorporation or Bylaws stockholders are required or permitted to take any action at a meeting, ~~written~~ notice shall be given stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the Record Date for determining the stockholders entitled to vote at the meeting, if such date is different from the Record Date for determining stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. ~~A copy of~~ Except as otherwise provided by law, the notice of any meeting shall be given~~, personally or by mail,~~ not less than ten nor more than ~~sixty~~60 days before the date of the meeting~~,~~ to each stockholder entitled to ~~notice of or to vote at such meeting. If mailed, such~~ vote at such meeting as of the Record Date for determining the stockholders entitled to notice of the meeting. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law. If mailed, notice ~~shall be deemed to be~~is given when deposited in the United States mail, ~~with~~ postage prepaid, directed to the stockholder at ~~his~~such stockholder's address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given on the adjourned meeting if the time ~~and place thereof~~, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken~~, and at~~. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days or if after the adjournment a new ~~record date~~Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the ~~meeting.~~such adjourned meeting. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the General Corporation Law. Any previously scheduled meeting of the stockholders may be postponed by the resolution of the Board upon Public Disclosure of such postponement given prior to the date previously scheduled for such meeting of stockholders.
2.9~~2.6~~ Waivers of Notice. Whenever notice is required to be given to any stockholder under any provision of the General Corporation Law or the Certificate of Incorporation or the Bylaws, a ~~written~~ waiver thereof~~, signed~~ either (i) signed by the stockholder entitled to notice or (ii) by electronic transmission by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.
2.10~~2.7~~ List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ~~ten~~10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be ~~opened~~open to the examination of any stockholder~~,~~ for any purpose germane to the meeting~~, during ordinary business hours,~~ for a period of at least ~~ten~~10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the ~~Corporation. The list shall also~~corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be ~~inspected~~examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
2.11~~2.8~~ Quorum of Stockholders; Adjournment. ~~The~~Except as otherwise provided by law or the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. ~~When~~The stockholders present at a duly called meeting at which a quorum is ~~once present to organize a meeting of stockholders, it is not broken by the subsequent~~present may continue to transact business until adjournment, notwithstanding the withdrawal of ~~any~~enough stockholders~~. The~~ to leave less than a quorum present. The Chairman of the Board, the Chief Executive Officer, or the holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders~~,~~ (including an adjourned meeting) may adjourn such meeting from time to time whether or not a quorum is present~~, may adjourn such meeting to another time and place~~.
~~2.9~~
2.12Voting; Proxies.
2.12.1~~.~~ Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled ~~at every meeting of stockholders~~ to one vote for each share of capital stock having voting rights as to the matter being voted upon standing in his name on the record of stockholders determined in accordance with Section ~~2.4~~2.7 or Section 2.17 of the Bylaws, as applicable. If the Certificate of Incorporation provides for more or less than one vote for any shares, on any matter, every reference in the Bylaws or the General Corporation Law to a majority of other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. ~~At any meeting of stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by law or by the Certificate of Incorporation or by the Bylaws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation.~~
2.12.2Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock to elect Directors under specified circumstances, a plurality of the votes cast at any meeting for the election of Directors at which a quorum is present shall elect Directors.
2.12.3At any meeting of stockholders, except as otherwise provided by law or by the Certificate of Incorporation or by the Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. Abstentions and broker non-votes shall not be counted as votes cast. The Board, in its discretion, or the chairman of the meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting on any such matter shall be cast by written ballot.
2.12.4~~In all elections for directors, each stockholder shall have as many votes as shall equal the number of voting shares held by such stockholder in the Corporation, multiplied by the number of directors to be elected, and such stockholder may cast all his votes, either in person or by proxy, for one candidate or distribute them among two or more candidates. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively. On all other questions, the voting may be by viva voce.~~ Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.
2.13~~2.10~~ Denial of Preemptive Rights. As provided in the Certificate of Incorporation, no ~~shareholder~~stockholder of the Corporation shall have any preemptive right to subscribe for or to purchase, or to have offered to him for subscription or purchase, any additional securities of the Corporation.
2.14~~2.11~~ Selection and Duties of Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of stockholders, ~~may~~shall appoint one or more inspectors to act at the meeting or any adjournment thereof~~. If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall,~~ and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors~~. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or~~ to act at the meeting ~~by the person presiding thereat~~. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The ~~inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them~~inspectors shall have the duties prescribed by law. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them.
2.15~~2.12~~ Organization. Meetings of stockholders shall be presided over by the ~~Chairman of the Board, if any, or in his absence by the Vice~~ Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board ~~of Directors~~, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of the stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.
2.16~~2.13~~ Conduct of Meetings. The Board ~~of Directors of the Corporation~~ may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board ~~of Directors~~, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board ~~of Directors~~ or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; ~~and~~ (v) limitations on the time allotted to questions or comments by participants~~.~~; and (vi) the adjournment of the meeting. Unless and to the extent determined by the Board ~~of Directors~~ or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
~~2.14~~
2.17Written Consent of Stockholders Without a Meeting.
2.17.1Record Date.
(A)In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a Record Date for such purpose (a “Written Consent Record Date”), which Record Date shall not precede the date upon which the resolution fixing the Written Consent Record Date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the Written Consent Record Date is adopted by the Board.
(B)In the event that any stockholder seeks to have the stockholders authorize or take any action by written consent:
i.Such stockholder shall, by written notice to the Secretary, request the Board to fix a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation.
ii.The Board shall promptly, but in any event within 10 days after the date on which the written request for fixing a Written Consent Record Date in proper form was received by the Secretary, adopt a resolution fixing the Written Consent Record Date (unless a Record Date has previously been fixed by the Board pursuant to Section 2.17.1(A)), which date shall not be more than 10 days after the date upon which the resolution fixing the Record Date is adopted by the Board.
iii.If no resolution fixing a Record Date has been adopted by the Board within such 10 day period after the date on which such a request is received, (A) the Written Consent Record Date for determining stockholders entitled to consent to such action, when no prior action of the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in Section 2.17.1, and (B) the Written Consent Record Date for determining stockholders entitled to consent to such action, when prior action by the Board is required by applicable law, shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.
(C)Only stockholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.
2.17.2Stockholder Action. Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, (i) shall be signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted~~.~~ and (ii) shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of the minutes of stockholders are recorded. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within 60 days of the earliest dated valid consent delivered in the manner described in this Section 2.17.2 and the General Corporation Law, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 2.17.2 and the General Corporation Law, and not revoked.
2.17.3Appointment of Inspector. In the event of the delivery, in the manner provided by this Section 2.17 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 2.17 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
2.17.4Miscellaneous. Prompt notice of the taking of ~~the~~ corporate action without a meeting by less than unanimous written consent shall be given to those stockholders ~~who have not consented in writing~~entitled thereto in accordance with applicable law. References in this Section 2.17 to a written consent shall be deemed to include an electronic transmission consenting to an action to be taken if such transmission complies with Section 228(d) of the General Corporation Law or any successor provision (as amended from time to time).

ARTICLE 3
DIRECTORS
3.1General Powers. The ~~Board of Directors shall control and manage the~~ business and ~~property~~affairs of the Corporation~~. The~~ shall be managed under the direction of the Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders ~~or some particular officer of the Corporation~~.
3.2~~3.2~~ Number, Qualification; Term of Office. The number of Directors shall be determined from time to time by resolution of the Board ~~of Directors~~ in accordance with the terms of Article Seven of the Certificate of Incorporation. Each ~~director~~Director shall be a stockholder of the Corporation, except in such specific case or cases as shall be otherwise authorized by the Board ~~of Directors~~ upon a showing of reasonable cause therefor. No increase or decrease in the number of authorized Directors constituting the Whole Board shall shorten the term of any incumbent Director.
3.3~~3.3~~ Election. ~~The~~Except as provided in Section 3.4 of these Bylaws, Directors ~~who are to~~shall be elected by the stockholders at the annual ~~meeting~~meetings of stockholders and shall ~~be elected by ballot by the holders entitled to vote~~hold office until such Director’s successor is duly elected and qualified, or until such Director’s death, or until such Director’s earlier resignation or removal.
3.4Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board ~~of Directors~~ resulting from death, resignation, retirement, disqualification, removal from office ~~of~~or other cause shall, unless otherwise required by law or by resolution of the Board ~~of Directors~~, be filled only by a majority vote of the Directors then in office, though less than a quorum (and not by stockholders), and Directors so chosen shall serve for a term expiring at the annual meeting of the stockholders at which the term of office of the class to which they have been elected expires or until such Director’s successor shall have been duly elected and qualified. ~~No decrease in the number of authorized Directors shall shorten the term of any incumbent Director.~~
3.5Resignations. Any Director may resign at any time ~~by written~~upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, or if no time is specified, immediately, and, unless otherwise specified in such notice or electronic transmission, the acceptance of such resignation shall not be necessary to make it effective.
3.6Removal of Directors. Subject to the ~~provisions of Section 141(k) of the General Corporation Law~~rights of the holders of any series of preferred stock then outstanding, any or all of the Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, at a meeting duly called for such purpose pursuant to the provisions of Sections 2.4 and 2.8 of these Bylaws or by written consent pursuant to the provisions of Section 2.17 of these Bylaws.
3.7Compensation. Each Director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each Director who shall serve as a member of any committee of Directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.
3.8Place and Time of Meetings of the Board. Meetings of the Board, regular or special, may be held at any place within or without the states of Delaware or Missouri. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice of the meeting.
3.9Annual Meetings. On the day when and at the place where the annual meeting of stockholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organizations, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 of the Bylaws for special meetings of the Board ~~or in a waiver of notice thereof~~.
3.10Regular Meetings. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by resolution of the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.
3.11Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the ~~President or the Secretary or by any five~~Chief Executive Officer or by not less than a majority of the Directors then in office. Notice of ~~such~~any special meeting of the Board shall~~, if mailed,~~ be ~~addressed~~given to each Director ~~at the address designated by him for the purpose or, if none is designated, at his last known address at least~~either by mail not less than three days before the date on which ~~the~~such meeting is to be held~~; or such notice shall be sent to each Director at such address by telephone, telegraph~~, by personal delivery, overnight mail or courier service, telephone, facsimile ~~or personal delivery,~~, or electronic transmission not later than 24 hours before the date on which such meeting is to be held~~.~~ , or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, in each case in accordance with Section 3.17 of these Bylaws. Every such notice shall state the time and place of the meeting but need not state the purpose of the meeting, except to the extent required by law or these Bylaws. ~~If mailed, each notice shall be deemed given when deposited; with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. Such mailing shall be by first class mail.~~ The method of notice need not be the same for each Director being notified. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in accordance with Section 3.13 of these Bylaws.
3.12Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any Director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.
3.13Waiver of Notice. Whenever notice is required to be given to any Director or member of committee of Directors under any provision of the General Corporation Law or of the Certificate of Incorporation or Bylaws, a ~~written wavier~~waiver thereof (i) in writing, signed by the person entitled to notice or (ii) by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any ~~written~~ wavier of notice unless required by law, the Certificate of Incorporation or these Bylaws.
3.14Organization. Meetings of the Board ~~of Directors~~ shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the ~~President~~Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
3.15Quorum of Directors. ~~The lowest number of Directors that constitutes more than one half of the whole~~Unless otherwise provided by the Certificate of Incorporation or these Bylaws, at all meetings of the Board, a whole number of Directors equal to at least a majority of the Whole Board shall constitute a quorum~~, and the affirmative~~

~~vote of not less than such number shall be required in order to constitute the act of the Board of Directors~~ for the transaction of business.
3.16Action by the Board. All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or ~~similar~~ communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.16 shall constitute presence in person at such meeting. Except as otherwise provided by the Certificate of Incorporation or by law, the vote of a majority of the Directors present (including those who participate by means of conference telephone or similar communications equipment) at the time of the vote, if a quorum is present at such time, shall be the act of the Board.
3.17Notice to Members of the Board ~~of Directors~~.
3.17.1~~.~~ Each member of the Board ~~of Directors~~ shall file with the Secretary ~~of the Corporation~~ an address to which mail ~~or telegraphic notices~~ shall be sent ~~and~~, a telephone number to which a telephonic ~~or facsimile~~ notice may be given, a facsimile number to which a facsimile notice may be transmitted and an electronic mail address to which electronic mail may be transmitted. A notice mailed, ~~telegraphed~~delivered by overnight courier service, telephoned or transmitted by facsimile or electronic mail in accordance with the instructions provided by the Director, or posted on an electric network together with a separate notice to the Director of the specific posting given in any such manner, shall be deemed sufficient notice. Such address ~~or~~, telephone number, facsimile number or email address may be changed at any time and from time to time by a Director by giving written notice of such change to the Secretary. Failure on the part of any Director to keep an address ~~and~~, telephone number, facsimile number and email address on file with the Secretary shall automatically constitute a waiver of notice of any regular or special meeting of the Board which might be held during the period of time that such address ~~and~~, telephone number, facsimile number and email address are not on file with the Secretary.
3.17.2A notice shall be deemed to be ~~mailed~~given:
(A)if by mail or overnight courier, when deposited in the United States mail~~, postage prepaid. A notice shall be deemed to be telegraphed when the notice is delivered to the transmitter of the telegram and either payment or provision for payment is made by the Corporation. Notice shall be deemed to be given by telephone if~~ or with an overnight courier service, in a sealed envelope, with postage thereon prepaid, and addressed to the Director at the address the Director has placed on file with the Secretary;
(B)if by telephone, when the notice is transmitted over the telephone to some person (whether or not such person is the Director) answering the telephone at the number which the Director has placed on file with the Secretary~~. Notice shall be deemed to be given by facsimile transmission when sent to the telephone~~;
(C)if sent by electronic transmission, if by (i) facsimile transmission to the facsimile number which the Director has placed on file with the Secretary~~.~~, when receipt of the fax is confirmed electronically, (ii) electronic mail, when delivered to an electronic mail address of the Director placed on file with the Secretary, (iii) a posting on an electronic network together with a separate notice to the Director of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when delivered to the Director.

ARTICLE 4
COMMITTEES
4.1Committees of the Board. The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the

Corporation to the fullest extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers which may require it; ~~but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless~~and, to the extent the resolution designating it expressly so provides, ~~no~~ such committee shall have the power or authority to declare a dividend ~~or~~, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law.
4.2Committee Rules. Unless the Board ~~of Directors~~ otherwise provides, each committee designated by the Board ~~of Directors~~ may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board ~~of Directors~~ conducts its business pursuant to Article ~~4~~3 of these Bylaws.

ARTICLE 5
OFFICERS
5.1Officers. The Board shall elect from its membership a Chairman of the Board and a ~~President~~Chief Executive Officer. The Board shall also elect a President, Secretary and a Treasurer, and may elect or appoint ~~a Chief Executive Officer,~~ one or more Vice Presidents and such other officers as it may determine. The Board ~~many designate one or more Vice Presidents as Executive Vice Presidents, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. The Board of Directors~~ may appoint a Vice Chairman of the Board, but the person holding that position shall not be considered an officer of the Corporation. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in Section 5.2 of the Bylaws. Any two or more offices may be held by the same person other than President and Secretary. ~~The Board may require any officer to give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine. All officers as between themselves and the Corporation~~All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in the Bylaws or as ~~the Board~~ may be prescribed from time to time ~~determine~~by the Board or any committee thereof, or by the Chairman of the Board.
5.2Removal of Officers. Any officer elected or appointed by the Board may be removed by the Board at any time with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.
5.3Resignations. Any officer may resign at any time by so notifying the Board, the ~~President~~Chief Executive Officer or the Secretary in writing or by electronic transmission. Such resignation shall take effect at the ~~date of receipt of such notice or at such later time as is~~time therein specified, or if no time is specified, immediately, and, unless otherwise specified in such notice or electronic transmission, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.
5.4Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, removal, disqualification or any other cause ~~shall be filled for the unexpired portion of the term in the manner prescribed in the Bylaws for the regular election or appointment to such office~~may be filled by the Board.
5.5Compensation. Salaries or other compensation of the officers shall be fixed from time to time by or in the manner prescribed by the Board or any authorized committee of the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a ~~director~~Director.
5.6Chief Executive Officer. If the offices of Chairman of the Board and President are held by the same person, that person shall be the Chief Executive Officer of the Corporation. Otherwise, the Chief Executive Officer shall be the Chairman of the Board or the President, as designated by the Board ~~of Directors~~. The Chief Executive Officer shall have general supervision and control over all the business and property of the Corporation and shall be responsible at all times to the Board ~~of Directors and the Executive Committee~~. In the event the Chief Executive Officer shall fail or for any reason be unable to serve as such, the Board ~~of Directors~~ shall promptly act to fill such vacancy.
5.7Chairman of the Board. The Chairman of the Board shall preside as chairman of all meetings of the Board ~~of Directors~~ and all meetings of stockholders at which the Chairman shall be present and shall have such other powers, responsibilities and duties as shall be assigned by the Board.

5.8Vice Chairman of the Board. The Vice Chairman of the Board shall have such powers, responsibilities and duties as shall be assigned by the Board.
5.9~~5.8~~ President. If there is no Chief Executive Officer elected or appointed, then the President shall assume the duties of the Chief Executive Officer as set forth above and as stated herein. If the Chief Executive Officer is elected but is unable to act, then the President shall perform all of the duties of the Chief Executive Officer, unless some other officer is designated by the Board ~~of Directors~~ to perform those duties. He may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of the capital stock of the Corporation and, in general, he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board ~~of Directors~~ or by the Chief Executive Officer.
5.10~~5.9~~ Vice President. At the request of the President, or in his absence, at the request of the Board, the Vice President shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and so acting shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and shall perform such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer. The Board may designate one or more Vice Presidents as Executive Vice Presidents, and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it.
5.11~~5.10~~ Secretary. The Secretary, if present, shall act as secretary of all meetings of the stockholders and of the Board, and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the President or a Vice President, sign certificates for shares of capital stock of the Corporation; he shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation, or a facsimile thereof, all certificates for shares of the capital stock of the Corporation and all documents the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the Bylaws; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer.
5.12~~5.11~~ Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these Bylaws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provisions of the Bylaws, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all moneys received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the ~~President~~Chief Executive Officer or the Board, whenever the ~~President~~Chief Executive Officer or the Board, respectively, shall require him so to do, an account of the financial condition of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the Directors upon application at the office of the Corporation where such books and records are kept; and, in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer; and he may sign with the President or a Vice President certificates for shares of capital stock of the Corporation.
5.13~~5.12~~ Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the Chief Executive Officer. Assistant Secretaries and Assistant Treasurers may, with the President or a Vice President, sign certificates for shares of capital stock of the Corporation.

ARTICLE 6
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
6.1Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances or otherwise limited.
6.2Loans. The ~~President~~Chief Executive Officer or any other officer, employee or agent authorized by the Bylaws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.
6.3Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.
6.4Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

ARTICLE 7
STOCK AND DIVIDENDS
7.1Shares of the Corporation. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of ~~it~~its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board ~~of Directors~~, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board ~~of Directors~~ or by the President or a Vice-President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, representing the number of shares registered in certificate form. The signatures of any such officers thereon may be facsimiles.
The seal of the Corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. The certificate shall also be signed by the transfer agent and a registrar and the signature of either the transfer agent of the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar had not ceased to be such office, transfer agent, or registrar at the date of its issue.
7.2Transfers. Stock of the Corporation shall be transferrable in the manner prescribed by law and these Bylaws. Transfers of stock shall be made only on the stock transfer record of the Corporation upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power, except in the case of uncertificated shares, for which the transfer shall be made only upon receipt of duly executed transfer documentation, or such other manner permitted by law, in each case reasonably acceptable to the Corporation. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, or the transfer documentation for the uncertificated shares is executed by someone other than the holder of record thereof, evidence of authority to transfer same shall also be submitted with the certificate or transfer documentation. All certificates surrendered to the Corporation for transfer shall be canceled.
7.3Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.
7.4Lost, Destroyed, Stolen and Mutilated Certificates. The holders of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate or uncertificated shares to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate or uncertificated shares, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, ~~to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and~~ to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.
7.5Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with law, the Bylaws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.
7.6Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, or, in the case of uncertificated shares, contained in the notices sent pursuant to Section 151(f) of the General Corporation Law, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation, by the Bylaws or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.
7.7Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of law, the Board:
7.7.1May declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;
7.7.2May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or warrants therefore, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness in accordance with law;
7.7.3May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

ARTICLE 8
INDEMNIFICATION
8.1~~Right to~~ Indemnification.
8.1.1~~.~~ Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “~~proceeding~~Proceeding”), by reason of the fact that he or she ~~is or was a Director or an~~, or a person of whom he or she is the legal representative, is or was (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought) a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “~~indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee~~Indemnitee”), shall be indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law~~,~~ as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide ~~broader~~greater indemnification rights than such law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ~~ERISA~~ excise taxes or penalties (including those arising under the Employee Retirement Income Security Act of 1974) and amounts paid or to be paid in settlement) reasonably ~~incorrect or suffered by such indemnitee in connection therewith; provided, however, that~~incurred or suffered by such Indemnitee in connection with such Proceeding. In addition, such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his or her heirs, executors and administrators. The foregoing right shall apply whether the basis of such Proceeding is alleged action in an official capacity as a Director or officer or while serving as a director, officer or trustee. Notwithstanding the foregoing, except as provided in Section ~~8.3 of this Article 8 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnity any such indemnitee~~8.3.1, the Corporation shall not be required to indemnify any such person (or his or her heirs, executors or personal or legal representatives) seeking indemnification in connection with a ~~proceeding~~Proceeding (or part thereof) initiated by such ~~indemnitee only if~~person unless such ~~proceeding~~Proceeding (or part thereof) was authorized or consented to by the Board ~~of Directors of the Corporation~~.
8.1.2To obtain indemnification under this Article 8, an Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. Upon written request by an Indemnitee for indemnification, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made as follows: (i) by a majority vote of the Disinterested Directors even though less than a quorum, (ii) by a committee consisting of Disinterested Directors designated by majority vote of such Disinterested Directors even though less than a quorum, (iii) if there are no Disinterested Directors or, if, such Disinterested Directors so direct, by Independent Counsel selected by the Board, in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) by a majority vote of the stockholders of the Corporation. In the event that there shall have occurred within two years prior to the date of the commencement of the proceeding for which indemnification is claimed a Change of Control, the determination of entitlement to indemnification is to be made by Independent Counsel, in which case the Independent Counsel shall be selected by the Indemnitee unless the Indemnitee shall request that such selection be made by the Board. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 10 days after such determination.
8.2~~Right to~~Mandatory Advancement of Expenses. ~~In addition to the right to indemnification conferred in Section 8.1 of this Article 8, an indemnitee shall also have the right~~To the fullest extent authorized by the General Corporation Law as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Indemnitee shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses (including ~~attorney’s~~attorneys’ fees) incurred in ~~defending~~connection with any ~~such proceeding~~Proceeding in advance of its final ~~disposition (hereinafter an “advancement of expenses”); provided, however, that~~adjudication (as defined below). Such advances are to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Notwithstanding the foregoing, if the General Corporation Law requires, ~~an advancement~~the payment of such expenses incurred by an ~~indemnitee~~Indemnitee in his or her capacity as a ~~director~~Director or officer (and not in any other capacity in which service was or is rendered by such ~~indemnitee~~Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter ~~an “undertaking”),~~, the “Undertaking”) by or on behalf of such ~~indemnitee~~Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right ~~to~~of appeal (~~hereinafter~~ a “final adjudication”) that such ~~indemnitee~~Indemnitee is not entitled to be indemnified for such expenses under this ~~Section 8.2~~Article 8 or otherwise.
~~8.3    Right of Indemnitee to Bring Suit~~
8.3~~. If a claim under Section 8.1 or 8.2 of this Article 8 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit,~~

~~or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.~~Claims.
8.3.1~~In (i~~(i) If a claim for indemnification under this Article 8 is not paid in full by the Corporation within 60 days after a written claim pursuant to Section 8.1.2 of these Bylaws has been received by the Corporation, or (ii) if a request for advancement of expenses under this Article 8 is not paid in full by the Corporation within 20 days after a statement pursuant to Section 8.2 of these Bylaws and the required Undertaking, if any, have been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In (A) any suit brought by ~~the indemnitee~~an Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the ~~indemnitee~~Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (~~ii~~B) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an ~~undertaking~~Undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, ~~the indemnitee has not met any applicable standard for indemnification set forth in~~under the General Corporation Law~~.~~, the Indemnitee has not met the standard of conduct which makes it permissible for the Corporation to indemnify the Indemnitee for the amount claimed or that the Indemnitee is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense, or that the Indemnitee is not entitled to be indemnified, shall be on the Corporation. Neither the failure of the Corporation (including its ~~directors who are not parties to such action, a committee of such directors, independent legal counsel, or its~~Board, Independent Counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the ~~indemnitee~~Indemnitee is proper in the circumstances because the ~~indemnitee~~Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its ~~directors who are not parties to such action, a committee of such directors, independent legal counsel, or its~~Board, Independent Counsel or stockholders) that the ~~indemnitee~~Indemnitee has not met such applicable standard of conduct, shall be a defense to the suit or create a presumption that the ~~indemnitee~~Indemnitee has not met the applicable standard of conduct ~~or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 8 or otherwise shall be on the Corporation..~~
8.3.2If a determination shall have been made pursuant to Section 8.1.2 of these Bylaws that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 8.3.1 of these Bylaws.
8.3.3The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 8.3.1 of these Bylaws that the procedures and presumptions of this Article 8 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article 8.
8.4~~8.4 Non-Exclusivity~~Contract Rights; Amendment and Repeal; Non-exclusivity of Rights.
8.4.1All of the rights as to indemnification, advancement of expenses and otherwise conferred in this Article 8, shall be contract rights between the Corporation and each Indemnitee to whom such rights are extended that vest at the commencement of such Indemnitee’s service to or at the request of the Corporation and (x) any amendment or modification of this Article 8 that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or Proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (y) all of such rights shall continue as to any such Indemnitee who has ceased to be a Director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Indemnitee’s heirs, executors and administrators.
8.4.2~~. The~~All of the rights as to indemnification ~~and to the~~, advancement of expenses and otherwise conferred in this Article ~~8~~8, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, ~~the Corporation’s~~provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or ~~directors or otherwise~~Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.
8.5~~8.5~~ Insurance, Other Indemnification and Advancement of Expenses.
8.5.1~~.~~ The Corporation may maintain insurance, at its expense, to protect itself and any ~~director~~current or former Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.
~~8.6    8.6 Indemnification of Employees and Agents of the Corporation~~
8.5.2~~.~~ The Corporation may, to the extent authorized from time to time by the Board ~~of Directors~~, grant rights to indemnification and rights to ~~the~~ advancement of expenses ~~to any~~incurred in connection with any Proceeding in advance of its final adjudication, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article 8 with respect to the indemnification and advancement of expenses of ~~directors~~current or former Directors and officers of the Corporation.
~~8.7    8.7 Nature of Rights~~
~~. The rights conferred upon indemnitees in this Article 8 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 8 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.~~
8.6Notice. Any notice, request or other communication required or permitted to be given to the Corporation under Article 8 shall be in writing and either delivered in person or sent by facsimile, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.

ARTICLE 9
BOOKS AND RECORDS
9.1~~9.1~~ Books and Records. The Corporation shall keep ~~correct and complete~~such books and records of account as may be necessary for the proper conduct of the business of the Corporation and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at its registered office or principal place of business, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.
9.2~~9.2~~ Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in electronic form or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
9.3~~9.3~~ Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders.

ARTICLE 10
SEAL
The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the name of the Corporation and the word “Delaware.” Any such seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE 11
FISCAL YEAR
The fiscal year of the Corporation shall be for such period of 12 months as the Board shall determine.

ARTICLE 12
VOTING OF SHARES HELD
Unless otherwise provided by resolution of the Board, the Chairman of the Board, the Chief Executive Officer or the President may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing ~~to any action by any such other corporation, or to consent in writing~~in the name of the Corporation as such holder, to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; ~~or the President~~such person may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE 13
AMENDMENTS
These Bylaws may be amended or repealed, or new Bylaws may be adopted (i) by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote at any annual or special meeting of stockholders, or (ii) by the ~~affirmative vote of the majority~~action of the Board ~~of Directors~~ at any regular or special meeting; provided in each case that the notice of such meeting of stockholders or ~~directors~~Directors, whether regular or special, shall specify as one of the purposes thereof the making of such amendment or repeal, and ~~provided further that any amendment of the Bylaws made by the Board may be further amended or repealed by the stockholders.~~, in the case of a meeting of Directors, was given not less than two days prior to the meeting.

ARTICLE 14
MISCELLANEOUS
14.1Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term “person” includes both a corporation and a natural person, and the masculine gender includes the feminine gender and vice versa. Whenever the words “include,” “includes” or “including” are used in these Bylaws they shall be deemed to be followed by the words “without limitation.”
14.2Inconsistent Provisions. Any portion of these Bylaws which, upon being construed in the manner provided in Section 14.1 hereof, shall be contrary to or inconsistent with any applicable provisions of law or the Certificate of Incorporation, shall not apply so long as said provisions of law or the Certificate of Incorporation remain in effect, but such result shall not affect the validity or applicability of any other portion of these Bylaws, it being hereby declared that these Bylaws and each portion thereof would have been adopted, irrespective of the fact that any portion is illegal.
14.3Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

CERTIFICATE
The undersigned hereby certifies that the foregoing is a true copy of the Amended and Restated Bylaws of the Corporation adopted on the ~~26th~~ 9th day of ~~September 2007.~~ June, 2015.

~~Karen K. Sher~~ /s/ Joy Bortle
Joy Bortle
Secretary